SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JUNE 10, 1997

                              EXECUTIVE TELECARD, LTD.
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             (Exact name of registrant as specified in its charter)

       Delaware                    1-10210         13-3486421
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

          One Blue Hill Plaza, Suite 1650, Pearl River, New York 10965
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            Address of principal executive offices

Registrant's telephone number, including area code: (914) 627-2060

                                       N/A
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         (Former name or former address, if changed since last report.)

                            Exhibit Index on Page 5.

      Item 5.     OTHER EVENTS.

            On June 10, 1997,  Executive  Telecard,  Ltd.,  Inc. (the "Company")
completed a private placement of 1,425,000 shares of its Common Stock, $.001 par value per share, to Ronald Jensen for $7,500,000. The transaction was consummated pursuant to a stock purchase agreement (the "Stock Purchase Agreement"), a copy of which is attached hereto as an exhibit and incorporated herein by reference. The Company will use the proceeds of the investment for debt reduction and working capital.

            Pursuant to the terms of the Stock Purchase Agreement, the Company named Ronald Jensen and Ronald Howard to the Company's Board of Directors. Mr. Jensen has also become the Company's largest single stockholder with a beneficial ownership of approximately 9.0% of the Company's voting securities. Reference is made to a news release which is attached hereto as an exhibit for additional information concerning the terms of the investment by Mr. Jensen.


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
      Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

      (c)   EXHIBITS.

      2.1 Stock Purchase Agreement dated as of June 10, 1997 by and between Executive Telecard, Ltd. and Ronald Jensen.

      99.1        News Release of Executive Telecard, Ltd. dated June 10, 1997.


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
                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EXECUTIVE TELECARD, LTD.

Dated: July 1, 1997             By: /s/ Robert N. Schuck
                                    -------------------------------
                                    Name: Robert N. Schuck
                                    Title: Executive Vice President


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
                                  EXHIBIT LIST

      2.1 Stock Purchase Agreement dated as of June 10, 1997 by and between Executive Telecard, Ltd. and Ronald Jensen.

      99.1        News Release of Executive Telecard, Ltd. dated June 10, 1997.


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